Exhibit 10.1

Execution Copy

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH THE TERMS HEREOF AND REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION THEREFROM.

PAYMENTS THAT BECOME DUE AND PAYABLE UNDER THIS NOTE SHALL BE ADJUSTED PURSUANT TO THE PROVISIONS OF SECTION 25(a).

NXSN Acquisition Corp.

Senior Secured Convertible Note

Issuance Date: January 23, 2017	Original Principal Amount as of the Issuance Date: U.S. $25,000,000.00[1]

FOR VALUE RECEIVED, NXSN Acquisition Corp., a Delaware corporation (the “Company”), hereby promises to pay to the order of Imation Corp. or registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate per annum set forth below (the “Interest Rate”), from the date of this Senior Secured Convertible Note (this “Note”) set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof), as adjusted pursuant to Section 25(a). For purposes of the table below, the word “from” means “from and including” and the word “to” means “to but excluding.” In addition, the Original Principal Amount shall be adjusted pursuant to the Stock Purchase Agreement. Furthermore, the Principal and Interest are subject to set-off and recoupment under the Stock Purchase Agreement. Notwithstanding the above, Interest on $_______, which is the additional Principal added to this Note pursuant to Section (2)(e)(i)(C) of the Stock Purchase Agreement, will not begin to accrue until the date that is six months after the Issuance Date, at which point, Interest shall begin to accrue and be payable on each Interest Date at the Interest Rate set forth below and on the same terms and conditions as the rest of the Principal hereunder.

1 Original Principal Amount to be adjusted pursuant to the terms of the Stock Purchase Agreement.

Year	Interest Rate[2]
From the Issuance Date to the 1st anniversary of the Issuance Date	5%
From the 1st anniversary of the Issuance Date to the 2nd anniversary of the Issuance Date	5%
From the 2nd anniversary of the Issuance Date to the 3rd anniversary of the Issuance Date	8%

(1)         MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount, as adjusted pursuant to Section 25(a), in cash, representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The “Maturity Date” shall be the date which is the third anniversary of the Issuance Date, or otherwise as provided herein.

(2)         INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable, as adjusted pursuant to Section 25(a), in arrears on (i) the last day of each Quarterly Period from the Issuance Date to the 1st anniversary of the Issuance Date, (ii) the last day of each Monthly Period from the 1st anniversary of the Issuance Date thereafter to the Maturity Date, and (iii) on the Maturity Date (each, an “Interest Date”) with the first Interest Date being March 31, 2017. Interest shall be payable on each Interest Date in cash, to the record holder of this Note on the applicable Interest Date. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined below) in accordance with Section 3(b)(i). From and after the occurrence of an Event of Default, the Interest Rate shall be increased by four percent (4%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3)         CONVERSION OF NOTES. This Note shall be convertible into shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a)          Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert (the “Conversion Right”) any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes (other than Incomes Taxes) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

2 Interest Rate to be increased by 1% in all years if Funded Equity Commitments are less than $10M on the Closing Date pursuant to the terms of the Stock Purchase Agreement.

(b)          Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)          “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made up to a maximum Principal amount of $10,000,000, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(c)          “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $1.25, subject to adjustment as provided herein (as adjusted for stock splits, stock dividends, reverse stock splits, reclassification, recapitalization and similar events).

(d)          Mechanics of Conversion.

(i)          Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile or other electronic transmission (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder. On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)         Company’s Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five (5) Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 1.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Conversion Price and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.

(iii)        Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of the Note and the principal amount of the Note (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holder of the Note shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 19. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(4)         RIGHTS UPON EVENT OF DEFAULT.

(a)          Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)          the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Note, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of the Note into shares of Common Stock that is tendered for conversion in accordance with the provisions of the Note;

(ii)         the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note, Guaranty and Security Agreement or Control Agreement (as defined in the Guaranty and Security Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party (collectively, the “Loan Documents”), except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

(iii)        any default under, redemption of or acceleration prior to maturity of any material Indebtedness of the Company or any of its Subsidiaries as a whole;

(iv)        the Company or any of its Subsidiaries, pursuant to or within the meaning of title 11 of the United States Code, or any existing or future similar Federal, foreign or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, (collectively, “Bankruptcy Law”), (A) commences a voluntary case or proceeding or otherwise seeks to have an order for relief entered with respect to it, or seeks to adjudicate it a bankrupt or insolvent, or seeks reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) has commenced against it any case, proceeding or other action of the type nature referred to in clause (A) above that (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of thirty (30) days, or consents to the entry of an order for relief against it in such an involuntary case or proceeding, (C) consents to the appointment of a receiver, administrator, manager, trustee, assignee, liquidator, custodian, conservator, or similar official (a “Custodian”) for, or entry of an attachment order (an “Attachment Order”) with respect to, it or all or any substantial portion of its revenue or assets, (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(v)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case or proceeding of the type referred to in clause (iv) above, (B) appoints a Custodian for, or enters an Attachment Order with respect to, the Company or any of its Subsidiaries, or all or any substantial portion of the revenue or assets of any of them, or (C) orders the dissolution, liquidation, or winding-up of the Company or any of its Subsidiaries, and such order or decree is not discharged or stayed within thirty (30) days;

(vi)        a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any material part of the property, assets or revenues of the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries as a whole, and is not discharged or stayed within thirty (30) days;

(vii)       any step is taken by any Person that could reasonably be expected to result in the seizure, compulsory acquisition, expropriation or nationalization of all or a material part of the assets of the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries as a whole, and such step is not reversed within thirty (30) days;;

(viii)      a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within ninety (90) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ninety (90) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix)         the Company or any Subsidiary breaches any representation, warranty, covenant or other term or condition of any Loan Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least five (5) consecutive Business Days after receipt of notice thereof;

(x)          any breach or failure in any respect to comply with Section 9 or Section 15 of this Note;

(xi)         the Company or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in the Guaranty and Security Agreement or any other Loan Document to which it is a party;

(xii)        any material provision of the Guaranty and Security Agreement or any other Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under the Guaranty and Security Agreement or any other Loan Document;

(xiii)       the merger between Nexsan Corporation and the Company as contemplated by the Stock Purchase Agreement is rejected for filing by the Delaware Secretary of State or otherwise does not become or no longer is effective, and such rejection or lack of effectiveness is not cured within five days; and

(xiv)      the Guaranty and Security Agreement or any other Loan Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Holder on any material portion of the collateral purported to be covered thereby, and such failure is not cured within five days.

(b)          Remedies. Upon the occurrence of any Event of Default, the then unpaid principal and accrued but unpaid interest shall, at the election of the Holder, be immediately due and payable, all without demand, presentment or notice, each of which is hereby waived by the Company, and Holder shall have all other rights accorded under this Note by law; provided, that upon the occurrence of the Event of Default specified in Section 4(a)(iv) or Section 4(a)(v) above, the entire principal amount of this Note and unpaid interest, and/or other amounts payable by the Company hereunder shall automatically be due and payable without any declaration, notice, presentment or demand of any kind (all of which are hereby waived). All sums remaining unpaid upon the occurrence of any Event of Default, on the Maturity Date or the accelerated maturity date shall bear interest at the rate specified above, plus four percent (4%).

(c)          Exception. Notwithstanding anything in this Note or any other Loan Document to the contrary, no misrepresentation or breach of any representation or warranty made by the Company, Nexsan or a Subsidiary of either the Company or Nexsan in any of the Loan Documents shall constitute an Event of Default if such misrepresentation or breach was due to (in whole or in part) a misrepresentation or breach of any representation or warranty made by Imation Corp. (the initial Holder hereunder) in the Stock Purchase Agreement.

(5)         RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)          Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) Holder consents in writing to such Fundamental Transaction and (ii) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Loan Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to Holder in exchange for the Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Note held by such holder and having similar ranking to the Note, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b)          Fundamental Transaction Prepayment. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Fundamental Transaction, the Company shall deliver written notice thereof via facsimile or other electronic transmission and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control and ending ten (10) days after the consummation of such Change of Control), the Holder may require the Company to prepay all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the portion of the Principal the Holder is electing to have the Company prepay. The portion of this Note subject to prepayment pursuant to this Section 5 (the “Prepayment Portion”) shall include a prepayment premium equal to 1% of the aggregate amount of the outstanding Principal so prepaid, plus the amount of any accrued and unpaid Interest on the Prepayment Portion through the date of such redemption payment together with the amount of any accrued and unpaid Late Charges on such Prepayment Portion and Interest. Prepayments required by this Section 5 shall have priority to payments to shareholders in connection with a Fundamental Transaction. The parties hereto agree that in the event of the Company’s prepayment of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(6)         RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)          Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the convertible portion of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)          Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7)         RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)          Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to a price determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Conversion Price in effect immediately after such Dilutive Issuance.

“CP1” shall mean the Conversion Price in effect immediately prior to such Dilutive Issuance;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding immediately prior to such issuance);

“B” shall mean the number of shares of Common Stock that would have been issued if the shares of Common Stock issued in the Dilutive Issuance had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of shares of Common Stock issued in the Dilutive Issuance.

(b)          For purposes of determining the adjusted Conversion Price under Section 7(a), the following shall be applicable:

(i)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)        Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)        Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, (x) the Options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)         Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date undertakes any action (whether by way of subdivision, stock split, stock dividend, recapitalization or otherwise) that increases any one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date undertakes any action (by combination, reverse stock split or otherwise) that reduces any one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(d)          Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(e)          Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the Issuance Date, then, in each such case any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the Fair Market Value of the shares of Common Stock on the Business Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Fair Market Value of the shares of Common Stock on the Business Day immediately preceding such record date.

(8)         SECURITY. This Note is secured to the extent and in the manner set forth in the Guaranty and Security Agreement.

(9)         NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note or otherwise amend or modify the rights, privileges or preference of the Common Stock in a manner that adversely affects the conversion rights of the Holder, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(10)        RESERVATION OF AUTHORIZED SHARES.

(a)          Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for the Note equal to 130% of the Conversion Rate with respect to the Conversion Amount of the Note as of the Issuance Date. So long as the Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Note then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”).

(b)          Insufficient Authorized Shares. If at any time while the Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note then outstanding.

(11)        RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until the Note has been converted, redeemed or otherwise satisfied in accordance with its terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Holder.

(12)        PREPAYMENT. Subject to Holder’s Conversion Right, the Company may at any time and from time to time prepay the Note, in whole or in part (other than any Conversion Amount, if the Conversion Right is exercised by Holder), upon irrevocable notice delivered to the Holder by not later than 11:00 a.m. at least five Business Days prior thereto, which notice shall specify the date of such prepayment. If any such notice is given, all outstanding Principal (other than any Principal related to the Conversion Amount, if the Conversion Right is exercised by Holder) shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and all Late Fees, if any. If this Note is prepaid through any prepayments, Holder shall be paid a prepayment premium equal to 1% of the aggregate amount of the outstanding Principal so prepaid. The parties hereto agree that in the event of the Company’s prepayment of any portion of the Note under this Section 12, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 12 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding the foregoing, in the event that pursuant to the Stock Purchase Agreement, the Original Principal Amount is reduced, but such reduction is determined after the Company has made payments of Principal or Interest hereunder, the amounts due hereunder by the Company shall be recalculated taking into account the reduction in the Original Principal Amount, and in the event Company has made any payments in excess of the amounts which would have been required hereunder had the Original Principal Amount been so reduced prior to making such payments, the amount of such excess shall be treated as prepayments, and no penalties or premiums shall be due or charged with respect to such prepayments.

(13)        VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Note. The Company shall have no more than five directors on the Board of Directors unless the Holder consents in writing to an increase in the number of members of the Board of Directors.

(14)        REGISTRATION RIGHTS. At any time after an IPO, Holder, to the extent it has exercised its conversion right under Section 3, may request registration under the Securities Act of all or any portion of the Common Stock it received in such conversion pursuant to a registration statement on Form S-1 or any successor form thereto, pursuant to a form of registration rights agreement reasonably acceptable to Holder.

(15)        COVENANTS. So long as this Note is outstanding:

(a)          Rank. All payments due under this Note shall be senior to all other Indebtedness of the Company.

(b)          Incurrence of Indebtedness. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and (ii) other Permitted Indebtedness.

(c)          Issuance of Preferred Stock. Other than the shares of preferred stock set forth on Schedule 15(c) attached hereto, the Company shall not issue any shares of preferred stock or other equity securities that rank senior or that have any priority over the Common Stock.

(d)          Existence of Liens. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(e)          Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than this Note), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(f)          Loans, Advances, Investments, Etc. The Company shall not, and the Company shall not permit any of its Subsidiaries to, make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the capital stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 13(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) temporary loans and advances by it to its Subsidiaries and by such Subsidiaries to it, made in the ordinary course of business consistent with past practice, and (iii) Permitted Investments.

(g)          Fundamental Changes; Dispositions. Other than in accordance with Section 5(a), the Company shall not, and the Company shall not permit any of its Subsidiaries to, wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets (including by way of spin-off, slit-off or business separation), whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that the Company and its Subsidiaries may (A) sell Inventory in the ordinary course of business consistent with past practices, (B) dispose of obsolete or worn-out equipment in the ordinary course of business consistent with past practices and (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets provided that the proceeds of such dispositions in the case of clauses (B) and (C) above, do not exceed $500,000 in the aggregate in any twelve-month period.

(h)          Change in Nature of Business. The Company shall not, and the Company shall not permit any of its Subsidiaries to, (i) make any change in the nature of its business as described in Schedule 13(g) hereto or (ii) cease conducting any such business.

(i)          Stock Option Plans. Without the prior written consent of the Holder, the Company shall not, and the Company shall not permit any of its Subsidiaries to, maintain or adopt any stock option plan, stock appreciation plan or any similar plan, or to amend or modify any such plan in any material respect.

(j)          Accounting Methods; Auditors. Without the prior written consent of the Holder, the Company shall not, and the Company shall not permit any of its Subsidiaries to, (i) modify or change its Fiscal Year, (ii) change or make material modifications to its billing systems and accounting practices, (iii) change or modify its method of accounting (other than as may be required to conform to GAAP) or (iv) change its independent certified public accounts or registered public accountants, as applicable, that review, audit and/or certify its respective financial statements.

(k)          Creation of New Subsidiaries. So long as the obligations of the Company under this Note are outstanding, if the Company shall create or acquire any Subsidiary, simultaneous with the creation or acquisition of such Subsidiary, the Company shall (1) promptly cause such Subsidiary to become a guarantor by executing a guaranty in favor of the Holder in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, (ii) promptly cause such Subsidiary to become a grantor under the Guaranty and Security Agreement by executing a joinder to the Guaranty and Security Agreement in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, (iii) promptly cause such Subsidiary to become a pledgor by the Company and such Subsidiary executing a pledge agreement in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, and (iv) promptly cause such Subsidiary to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonable acceptable to the Holder, as the Holder shall reasonably request with respect thereto.

(l)          Intellectual Property. So long as the obligations of the Company under this Note are outstanding, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) assign, transfer or otherwise encumber or allow any other Person to have any rights or license to any of the intellectual property rights of the Company or its Subsidiaries, except in the ordinary course of business, or (ii) knowingly take any action or inaction to impair the value of their intellectual property rights.

(m)          Change in Collateral; Collateral Records. The Company shall (i) advise the Holder promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral (as defined in the Guaranty and Security Agreement) or the Lien granted thereon and (ii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Holder, solely for the Holder’s convenience in maintaining a record of Collateral, such written statements and schedules as the Holder may reasonably require, designating, identifying or describing the Collateral.

(n)          Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice or (ii) necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(o)          Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(p)          Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

(q)          Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Holder. All policies covering the Collateral are to be made payable to the Holder as a co-payee with the Company, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Holder may reasonably require to fully protect the interest of the Holder in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Holder and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Holder and such other Persons as the Holder may designate from time to time, and shall provide for not less than 30 days’ prior written notice to the Holder of the exercise of any right of cancellation. If the Company or any of its Subsidiaries fails to maintain such insurance, the Holder may arrange for such insurance, but at the Company’s expense and without any responsibility on the Holder’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Holder shall have the sole right, in the name of the Holder, the Company and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(16)        PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted the convertible portion of this Note into Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(17)        CONSENT TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative consent of the Holder shall be required for any change or amendment to this Note.

(18)        TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject to compliance with all applicable securities laws (provided that any assignee or transferee seeking to exercise any conversion rights shall be required to enter into the Stockholders Agreement (as defined under the Stock Purchase Agreement).

(19)        REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 19(a), following conversion, exchange or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c)          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $250,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

(20)        REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Loan Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(21)        PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for the valid collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(22)        CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(23)        FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(24)        DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Fair Market Value or the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or other electronic transmission within one (1) Business Day of receipt of the Conversion Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile or other electronic transmission (a) the disputed determination of the Fair Market Value to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(25)        NOTICES; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Annex A. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Loan Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of ten percent (10%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(c)          Highest Lawful Rate.

(i)          If the transactions contemplated in this Note or by any other Loan Document would be usurious as to the Holder under laws applicable to it (including the laws of the United States of America and the State of Delaware or any other jurisdiction whose laws may be mandatorily applicable to the Holder notwithstanding the other provisions of this Note), then, in that event, notwithstanding anything to the contrary in this Note or any other Loan Document, it is agreed as follows: the aggregate of all consideration which constitutes Interest under law applicable to the Holder that is contracted for, taken, reserved, charged or received by the Holder under this Note or any other Loan Document shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the Holder on the Principal amount of this Note (or, to the extent that the Principal amount of this Note shall have been or would thereby be paid in full, refunded by the Holder to the Company). If at any time and from time to time (1) the amount of Interest payable to the Holder on any date shall be computed at the Highest Lawful Rate applicable to the Holder pursuant to this Section 25(c) and (2) in respect of any subsequent interest computation period the amount of Interest otherwise payable to the Holder would be less than the amount of Interest payable to the Holder computed at the Highest Lawful Rate applicable to the Holder, then the amount of Interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Holder until the total amount of Interest payable to the Holder shall equal the total amount of Interest which would have been payable to the Holder if the total amount of Interest had been computed without giving effect to this Section 25(c).

(ii)         For purposes of this Section 25(c), the term “applicable law” shall mean that law in effect from time to time and applicable to the transaction between the Company, on the one hand, and the Holder, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Note, including laws of the State of Delaware and, to the extent controlling, laws of the United States of America.

(26)        CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(27)        SET-OFF AND RECOUPMENT. This Note, and the Principal and Interest hereunder, is subject to set-off and recoupment by the Company as set forth in the Stock Purchase Agreement.

(28)        WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

(29)        COUNTERPARTS. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(30)        No Effect on Stock Purchase Agreement. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no term or provision of this Note or any other Loan Document shall have the effect of modifying or amending any of the rights of the Company (as Purchaser) under the Stock Purchase Agreement, including, without limitation, any rights to set-off or recoup amounts under this Note or any of the obligations, including, without limitation, the indemnity obligations, of Imation Corp. (the initial Holder) (as Seller) under the Stock Purchase Agreement.

(31)        GOVERNING LAW; JURISDICTION; SEVERABILITY; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(32)        CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          “Account Receivable” means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

(b)          “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

(c)          “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company and, if required, by the Holder in accordance with Section 15(i), pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(d)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to remain closed.

(e)          “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f)          “Contingent Obligations” means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(g)          “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable for Common Stock.

(h)          “Disposition” means any transaction, or series of related transactions, pursuant to which the Company or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

(i)          “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Note; and (iii) upon conversion of any Options or Convertible Securities which are outstanding prior to or as of the Issuance Date (including, without limitation, the shares of the Company’s Series A Preferred Stock), provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date other than antidilution adjustments pursuant to the terms thereof in existence as of the Issuance Date.

(j)          “Fair Market Value”, with respect to securities for which there is no established trading market shall be made by reference to prevailing conditions in capital markets generally, including (to such extent, if any, as the Company’s Board of Directors in good faith deems relevant): (a) the possibility of a public offering for such securities or a private sale of such securities; (b) the financial statements of the issuer thereof prepared on a pro forma basis after giving effect to the events in question and considering, among other factors: (i) the price per security paid by a bona fide, unaffiliated purchaser in an arms’-length transaction; (ii) the existence and nature of any recent or pending transactions or transaction proposals; (iii) book value; (iv) replacement value; (v) earnings; and (vi) the value of future cash flows of such issuer as an ongoing enterprise; and (c) both the sale of various combinations of the individual assets of such issuer as well as a sale of such issuer as a whole; and shall make no deduction, discount or other subtraction whatsoever for the possible minority status of the holder of such security or for any lack of marketability of such security (other than by virtue of conditions in capital markets generally) or any restrictions on the transfer thereof. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(k)          “Fiscal Year” means the Company’s fiscal year that ends on December 31, or such other fiscal year adopted by the Company for the financial reporting purposes in accordance with GAAP.

(l)          “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) enter into or consummate any Deemed Liquidation Event (as defined in the Certificate of Incorporation), or (vi) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the 1934 Act) (not including any Persons or groups holding any stock of the Company as of the Issuance Date) shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock or any preferred stock; provided, however, that none of the transactions contemplated under the Stock Purchase Agreement, including, without limitation, the Company’s acquisition of all of the stock of Nexsan, the Company’s issuance of Series A Preferred Stock to Equity Investors (as defined therein), and the merger of the Company and Nexsan, shall be considered or treated as Fundamental Transactions hereunder.

(m)          “GAAP” means United States generally accepted accounting principles, consistently applied.

(n)          “Guaranty and Security Agreement” means that certain guaranty and security agreement provided by Company, Nexsan Corporation and their Subsidiaries for the benefit of Holder dated as of even date herewith.

(o)          “Highest Lawful Rate” means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Indebtedness obligations and liability of the Company under this Note under laws applicable to the Holder which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

(p)          “Income Tax” means any tax that is based on, or computed with respect to, net income or earnings (and any franchise tax or tax on doing business imposed in lieu thereof) and all related interest and penalties.

(q)          “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business and not outstanding for more than 120 days after the date such payable was created), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP consistently applied for the periods covered thereby, is classified as a “capital lease”, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(r)          “Inventory” means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

(s)          “IPO” means an initial offering of the Common Stock or any other equity securities of the Company pursuant to an effective registration statement filed under the Securities Act.

(t)          “Monthly Period” means each of: the period beginning on and including the first day of each month and ending on and including the last day of each month.

(u)          “Nexsan” means Nexsan Corporation.

(v)         “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(w)          “Permitted Indebtedness” means (A) the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Company and/or its Subsidiaries under or in connection with any Indebtedness entered into by the Company and/or its Subsidiaries with one or more financial institutions, in form and substance reasonably satisfactory to the Holder, including, without limitation, the terms and conditions of any intercreditor arrangements relating to any Collateral securing both the Note and such Indebtedness; provided, however, that (1) the aggregate outstanding amount of such Indebtedness permitted hereunder (taking into account the maximum amounts which may be advanced under the loan documents evidencing such Indebtedness) does not at any time exceed US $500,000, (2) such Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date (as may be extended pursuant to Section 1) or later and (3) to the extent such Indebtedness is secured by any assets or equity interests held by the Company, such security interest shall be a second priority (or more junior priority) security interest, (B) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date (as may be extended pursuant to Section 1) or later, (C) Indebtedness secured by Permitted Liens, (D) Contingent Obligations of the Company and/or its Subsidiaries consisting of guarantees or indemnities within the ordinary course of business of such Person or otherwise within the scope of the business plan of the Company (which business plan shall have been approved by the Holder in writing), (E) the Note, and (F) extensions, refinancings and renewals of items of Permitted Indebtedness set forth in clauses (A), (B) and (C), provided that the principal amount thereof is not increased or the terms thereof modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

(x)          “Permitted Investments” means marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; provided, however, that, for avoidance of doubt, Permitted Investments shall not include any securities or other obligations issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation or any successors thereto.

(y)          “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens securing obligations arising under the Note, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix).

(z)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(aa)         “Quarterly Period” means each of: the period beginning on and including January 1 and ending on and including March 31, the period beginning on and including April 1 and ending on and including June 30, the period beginning on and including July 1 and ending on September 30 and the period beginning on and including October 1 and ending on and including December 31.

(bb)         “Stock Purchase Agreement” means that certain Stock Purchase Agreement entered into as of November 22, 2016, by and between Imation Corp. (as Seller thereunder) and the Company (as Purchaser thereunder), pursuant to which this Note was issued.

(cc)         “Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest of such entity.

(dd)         “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

NXSN Acquisition Corp.

By:	/s/Trevor L. Calhoun
Name: Trevor L. Calhoun
Title: Chairman

AGREED AND ACCEPTED

as of the 23 day of January, 2017

IMATION CORP.

By:	/s/ Joseph A De Perio
Name: Joseph A. De Perio
Title: Chairman of the Board

SCHEDULE 13(e)

Investments

Subsidiaries

Subsidiary	Jurisdiction of Formation	Authorized Capital Stock	Outstanding Capital Stock*
6360246 Canada Inc.	Canada	Common – Unlimited Shares	Nexsan Corporation – 6,899,512 Shares
6360319 Canada Inc.	Canada	Common – Unlimited Shares	6360246 Canada Inc. – 6,899,512 Shares
Connected Data, Inc.	California	Common – 26,000,000 Shares	Nexsan Corporation – 1,000 Shares**
		Series A-1 Preferred – 22,000,000 Shares	None Outstanding
		Class A Common – Unlimited Shares	6360319 Canada Inc. – 2,000,930 Shares
		Class B Common – Unlimited Shares	6360319 Canada Inc. – 70 Shares
		Class C Common – Unlimited Shares	None Outstanding
		Class D Common – Unlimited Shares	None Outstanding
Nexsan Technologies Canada Inc.	Canada	Class E Common – Unlimited Shares	None Outstanding
		Class F Common – Unlimited Shares	None Outstanding
		Class G Common – Unlimited Shares	None Outstanding
		Class H Common – Unlimited Shares	None Outstanding
		Class I Common – Unlimited Shares	None Outstanding
Nexsan Technologies Limited	England and Wales	Common – 44,444 Shares	Nexsan Corporation – 44,444 Shares
		9% Redeemable Preferred – 60,000 Shares	Nexsan Corporation – 60,000 Shares
Nexsan Technologies Incorporated	Delaware	Common – 1,000 Shares	Nexsan Corporation – 1,000 Shares

*None of the Subsidiaries holds any of its issued capital stock in treasury.

**Assumes the effectiveness of the transactions contemplated by the Contribution Agreement.

SCHEDULE 13(g)

Nature of Business

Any business that Nexsan or any of its Subsidiaries conducts as of the date hereof.

SCHEDULE 15(c)

List of Preferred Stock

Up to 10,000,000 shares of preferred stock (at $1.00 per share) within 6 months after the date hereof.

EXHIBIT A

NXSN ACQUISITION CORP.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by NXSN Acquisition Corp. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

Annex A

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally, with written confirmation of receipt; (b) when received by the addressee if sent by a nationally recognized overnight courier; (c) on the date sent by facsimile or email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid), and addressed to the intended recipient as set forth below:

If to the Holder: Chairman, Imation Corp. Joseph A. De Perio Clinton Group, Inc. 510 Madison Avenue, 9th Floor New York, NY 10022 jad@clinton.com (212) 377-4252	With a copy to: Joel L. Rubinstein Partner Winston & Strawn LLP 200 Park Avenue New York, NY 10166-4193 JRubinstein@winston.com (212) 294-5336

If to the Company:

NXSN Acquisition Corp.

c/o Rodney A. Bienvenu, Jr.

Managing Member

Spear Point Capital Management LLC

400 Poydras St., Suite 2100

New Orleans, LA 70130

ron@spearpointllc.com

(504) 252-1369

With a copy to: Ernest (JR) Mysogland Managing Member Spear Point Capital Management LLC 191 Post Road West Westport, CT 06880 jr@spearpointllc.com (203) 221-2641

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.